Exhibit 99.1

CVR Partners Reports First Quarter 2024 Results
and Announces a Cash Distribution of $1.92

SUGAR LAND, Texas (April 29, 2024) – CVR Partners, LP (“CVR Partners” or the “Partnership”) (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced net income of $13 million, or $1.19 per common unit, on net sales of $128 million for the first quarter of 2024, compared to net income of $102 million, or $9.64 per common unit, on net sales of $226 million for the first quarter of 2023. EBITDA was $40 million for the first quarter of 2024 compared to EBITDA of $124 million for the first quarter of 2023.

“CVR Partners posted solid operating results for the first quarter of 2024 driven by safe, reliable operations and a combined ammonia production rate of 90 percent, despite a 14-day planned outage at the Coffeyville fertilizer facility,” said Mark Pytosh, Chief Executive Officer.

“First quarter ammonia sales volumes were higher than the same period last year due to favorable weather conditions that allowed farmers to apply ammonia earlier in the year,” Pytosh said. “Nitrogen fertilizer demand for the spring pre-planting season also has been steady and remains consistent with USDA estimates for planted grain acreage. In addition, nitrogen fertilizer pricing has improved since the fourth quarter, driven by continued attractive farmer economics.

“CVR Partners continues to focus on generating free cash flow and is pleased to declare a first quarter 2024 cash distribution of $1.92 per common unit,” he concluded.

Consolidated Operations

CVR Partners’ fertilizer facilities produced a combined 193,000 tons of ammonia during the first quarter of 2024, of which 60,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 305,000 tons of UAN. In the first quarter of 2023, the fertilizer facilities produced 224,000 tons of ammonia, of which 62,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 366,000 tons of UAN. These decreases were due to the 14-day planned downtime at the Coffeyville Facility in the current period.

For the first quarter of 2024, CVR Partners’ average realized gate prices for UAN showed a reduction over the prior year, down 42 percent to $267 per ton, and ammonia was down 41 percent over the prior year to $528 per ton. Average realized gate prices for UAN and ammonia were $457 and $888 per ton, respectively, for the first quarter of 2023.

Distributions

CVR Partners also announced that on April 29, 2024, the Board of Directors of the Partnership’s general partner (the “Board”) declared a first quarter 2024 cash distribution of $1.92 per common unit, which will be paid on May 20, 2024, to common unitholders of record as of May 13, 2024.

CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, use of cash and cash reserves deemed necessary or appropriate by the Board.

First Quarter 2024 Earnings Conference Call

CVR Partners previously announced that it will host its first quarter 2024 Earnings Conference Call on Tuesday, April 30, at 11 a.m. Eastern. This Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The first quarter 2024 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/qgjeiwgv. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13745529.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; net income and net sales, including factors driving same; EBITDA and Adjusted EBITDA; drivers of our results; utilization and production rates; nitrogen fertilizer pricing and demand; sales volumes; farmer economics; ability to and levels to which we upgrade ammonia to other fertilizer products, including UAN; use of proceeds under our credit facility; distributions associated with our 45Q transaction, including the timing and amount thereof; carbon capture and decarbonization initiatives; planted grain acres; free cash flow generation; distributions, including the timing, payment and amount (if any) thereof; global fertilizer industry conditions; grain prices; crop inventory levels; purchases under our unit repurchase program (if any), including the timing, pricing and amount or termination thereof; direct operating expenses; capital expenditures; depreciation and amortization; turnaround expense and timing; cash reserves; inventories and adjustments thereto; impacts of any pandemic, including the duration thereof; labor supply shortages, difficulties, disputes or strikes, including the impact thereof; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of any pandemic, impacts of the planting season on our business, CVR Energy, Inc.’s and its controlling stockholder’s intention regarding potential strategic transactions involving the Partnership, general economic and business conditions, political disturbances, geopolitical instability and tensions, impacts of plant outages and weather conditions and events, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 950 ton-per-day UAN unit.

Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.

For further information, please contact:

Investor Relations
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures we present for the periods ended March 31, 2024 and 2023:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA - EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available Cash for Distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.

We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Partners, LP
(all information in this release is unaudited)

Consolidated Statement of Operations Data

	Three Months Ended March 31,
(in thousands, except per unit data)	2024	2023
Net sales (1)	$127,665	$226,261
Operating costs and expenses:
Cost of materials and other	25,327	36,579
Direct operating expenses (exclusive of depreciation and amortization)	55,669	57,543
Depreciation and amortization	19,291	15,211
Cost of sales	100,287	109,333
Selling, general and administrative expenses	7,311	7,384
Loss on asset disposal	8	192
Operating income	20,059	109,352
Other (expense) income:
Interest expense, net	(7,665)	(7,173)
Other income (expense), net	160	(265)
Income before income tax expense	12,554	101,914
Income tax (benefit) expense	(25)	44
Net income	$12,579	$101,870

Basic and diluted earnings per common unit	$1.19	$9.64
Distributions declared per common unit	1.68	10.05

EBITDA*	$39,510	$124,298
Available Cash for Distribution*	20,345	110,293

Weighted-average common units outstanding:
Basic and Diluted	10,570	10,570

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)    Below are the components of net sales:

	Three Months Ended March 31,
(in thousands)	2024	2023
Components of net sales:
Fertilizer sales	$117,814	$210,010
Freight in revenue	6,208	10,936
Other	3,643	5,315
Total net sales	$127,665	$226,261

Selected Balance Sheet Data

(in thousands)	March 31, 2024	December 31, 2023
Cash and cash equivalents	$64,622	$45,279
Working capital	102,941	90,396
Total assets	972,215	975,332
Total debt	547,440	547,308
Total liabilities	674,513	672,452
Total partners’ capital	297,702	302,880

Selected Cash Flow Data

	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash flow provided by (used in):
Operating activities	$42,417	$130,443
Investing activities	(5,317)	15,562
Financing activities	(17,757)	(110,981)
Net increase in cash and cash equivalents	$19,343	$35,024

Capital Expenditures

	Three Months Ended March 31,
(in thousands)	2024	2023
Maintenance	$4,272	$3,500
Growth	339	25
Total capital expenditures	$4,611	$3,525

Key Operating Data

Ammonia Utilization (1)
	Three Months Ended March 31,
(percent of capacity utilization)	2024	2023
Consolidated	90%	105%

(1)Reflects our ammonia utilization rates on a consolidated basis and at each of our facilities. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three months ended March 31, 2024 and 2023 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended March 31,
	2024	2023
Consolidated sales volumes (thousand tons):
Ammonia	70	42
UAN	284	359

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$528	$888
UAN	267	457

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	193	224
Ammonia (net available for sale) (2)	60	62
UAN	305	366

Feedstock:
Petroleum coke used in production (thousands of tons)	128	131
Petroleum coke used in production (dollars per ton)	$75.71	$77.24
Natural gas used in production (thousands of MMBtus) (3)	2,148	2,102
Natural gas used in production (dollars per MMBtu) (3)	$3.10	$5.76
Natural gas in cost of materials and other (thousands of MMBtus) (3)	1,765	1,315
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$3.49	$7.79

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended March 31,
	2024	2023
Ammonia — Southern plains (dollars per ton)	$539	$739
Ammonia — Corn belt (dollars per ton)	574	894
UAN — Corn belt (dollars per ton)	277	373

Natural gas NYMEX (dollars per MMBtu)	$2.10	$2.76

Q2 2024 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the second quarter of 2024. See “Forward-Looking Statements” above.

	Q2 2024
	Low	High
Ammonia utilization rates
Consolidated	95%	100%
Coffeyville Facility	95%	100%
East Dubuque Facility	95%	100%

Direct operating expenses (in millions) (1)	$50	$55
Capital expenditures (in millions) (2)	$15	$20

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(2)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, and Available Cash for Distribution

	Three Months Ended March 31,
(in thousands)	2024	2023
Net income	$12,579	$101,870
Interest expense, net	7,665	7,173
Income tax (benefit) expense	(25)	44
Depreciation and amortization	19,291	15,211
EBITDA and Adjusted EBITDA	39,510	124,298
Current reserve for operating activities (1)	(8,485)	(9,141)
Current reserve for investing activities (2)	(10,680)	(4,864)
Available cash for distribution (3) (4)	$20,345	$110,293

Common units outstanding	10,570	10,570

(1)Includes reserves for debt service (interest expense) and other future operating needs.
(2)Includes reserves for future capital expenditures, including turnarounds, and other future investing activities, as well as cash impacts from equity method investments.
(3)Amount represents the cumulative available cash based on quarter-to-date and year-to-date results. However, Available Cash for Distribution is calculated quarterly, with distributions (if any) being paid in the quarter following declaration.
(4)The Partnership declared and paid a cash distribution of $1.68 related to the fourth quarter of 2023 and declared a cash distribution of $1.92 per common unit related to the first quarter of 2024 to be paid in May 2024.